Exhibit 2.1

REORGANIZATION AGREEMENT

Dated as of [_________], 2021

i

Exhibits

Exhibit A	Amended and Restated Certificate of Incorporation
Exhibit B	Amended and Restated Bylaws
Exhibit C	GA Collections Restructuring
Exhibit D	Tax Receivable Agreement
Exhibit E	Merger Agreement 1
Exhibit F	Merger Agreement 2
Exhibit G	Subscription Agreement
Exhibit H	Exchange Agreement
Exhibit I	Company LLC Agreement
Exhibit J	Stockholders Agreement
Exhibit K	Registration Rights Agreement
Exhibit L	Management Holdco LLC Agreement
Exhibit M	Exchange and Redemption Agreement
Exhibit N	Post-IPO Contribution Agreement
Exhibit O-1	Class C Purchase Agreement
Exhibit O-2	Company Holder Purchase Agreement

i

REORGANIZATION AGREEMENT

REORGANIZATION AGREEMENT (this “Agreement”), dated as of [________], 2021, by and among European Wax Center, Inc., a Delaware corporation (“Pubco”), EWC Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), EWC Merger Sub 2, Inc., a Delaware corporation (“Merger Sub 2”), EWC Ventures, LLC, a Delaware limited liability company (the “Company”), EWC Management Holdco, LLC, a Delaware limited liability company (“Management Holdco”), EWC Holdings, Inc., a Florida corporation (“EWC Holdings”), the GA Parties (as defined below), and the individuals designated as the “Other Members” on the signature pages hereto.

RECITALS

WHEREAS, the Board of Directors of Pubco (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Pubco’s Class A Common Stock (as defined below);

WHEREAS, the parties hereto desire to effect the Reorganization Transactions (as defined below) in contemplation of the IPO; and

WHEREAS, in connection with the consummation of the Reorganization Transactions and the IPO, the applicable parties hereto intend to enter into the Reorganization Documents (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

1.1              Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Blockers” means, collectively, GAPCO Blocker and GA Blocker.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Class A Common Stock” shall mean Class A Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Class A Units” means Class A Units, as such term is defined in the Existing Company LLC Agreement.

“Class B Common Stock” shall mean Class B Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Class B Units” means Class B Units, as such term is defined in the Existing Company LLC Agreement.

“Class C Units” means Class C Units, as such term is defined in the Existing Company LLC Agreement.

“Class D Units” means Class D Units, as such term is defined in the Existing Company LLC Agreement.

“Company Common Units” means Common Units, as such term is defined in the Company LLC Agreement.

“Discounted Price” means (i) the IPO Price Per Share less (ii) the underwriting discount per share paid to the underwriters in the IPO.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Company LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 15, 2020 and effective as of May 7, 2020, by and among the Company and the other Persons listed on the signature pages thereto.

“Form 8-A Effective Time” means the date and time on which the Registration Statement becomes effective, which will occur after the Pricing, on such date and at such time as determined by Pubco.

“GA AIV” means General Atlantic Partners AIV (EW), L.P., a Delaware limited partnership.

“GA AIV-1” means GA AIV-1 B Interholdco (EW), L.P., a Delaware limited partnership.

“GA Blocker” means General Atlantic AIV (EW) Blocker, LLC, a Delaware limited liability company.

“GA Collections” means General Atlantic (EW) Collections, L.P., a Delaware limited partnership.

“GA Company Holders” means, collectively, GA AIV-1, GA AIV and GAPCO AIV.

“GA Parties” means, collectively, GAPCO AIV, GA AIV-1, GA Blocker, GAPCO Blocker, GA Collections, GA AIV and General Atlantic GenPar (EW), L.P., a Delaware limited partnership.

“GAPCO AIV” means GAPCO AIV Interholdco (EW), L.P., a Delaware limited partnership.

“GAPCO Blocker” means GAPCO AIV Blocker (EW), LLC, a Delaware limited liability company.

“Incentive Plan” means the Equity Incentive Plan of Management Holdco, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which Class B Units of Management Holdco may be issued.

“IPO Closing” means the initial closing of the sale of the Class A Common Stock in the IPO.

“IPO Offering Expenses” means the amount of any IPO offering expenses borne by Pubco (as agreed in writing by Pubco and the Company, for which email shall be sufficient).

“IPO Price Per Share” means the per share public offering price for the Class A Common Stock.

“Management Holdco Common Units” means common limited liability company units in Management Holdco.

“Management Holdco Equity Agreements” means the award agreements by and among Management Holdco and those Persons who prior to the IPO held Management Holdco Class B Units pursuant to the Incentive Plan.

“Management Holdco LLC Agreement” means the limited liability company agreement of Management Holdco, as it may be amended, restated or otherwise modified from time to time.

“Management Holdco Partners” means each Person who prior to the IPO held Management Holdco Class B Units pursuant to the Incentive Plan.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Pricing” means such date and time as the Board or the pricing committee thereof prices the IPO.

“Primary Amount” means an amount equal to the product of (i) the IPO Price Per Share multiplied by (ii)(x) the number of shares of Class A Common Stock sold at the IPO Closing less (y) the number of Secondary Securities purchased immediately following the IPO Closing.

“Registration Statement” means the registration statement on Form 8-A filed by Pubco under the Exchange Act with the SEC to register the Class A Common Stock.

“Reorganization Documents” means each of the documents attached as an exhibit hereto and all other agreements and documents entered into in connection with the Reorganization Transactions.

“SEC” means the Securities and Exchange Commission.

“Secondary Securities” means (i) the Company Common Units purchased by Pubco pursuant to the Class C Purchase Agreement and (ii) the Company Common Units purchased by Pubco pursuant to the Company Holder Purchase Agreement.

“Unvested Company Common Units” means Unvested Common Units, as such term is defined in the Company LLC Agreement.

1.2              Terms Defined Elsewhere in this Agreement. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Amended and Restated Certificate of Incorporation	2.1(a)(i)
Board	Recitals
Class B Subscriber	2.1(b)(vi)
Class C Purchase Agreement	2.1(c)(ii)
Company	Preamble
Company Holder Purchase Agreement	2.1(c)(ii)
Company LLC Agreement	2.1(b)(vi)
Company Member Schedule	2.1(b)(viii)
Exchange Agreement	2.1(b)(vii)
Exchange and Redemption Agreement	2.1(b)(xiii)
Former Class C Unitholders	2.1(b)(xiii)
GA Parties	Preamble
Hypothetical Liquidation Value	2.1(b)(viii)
IPO	Recitals
Management Holdco	Preamble
Management Holdco LLC Agreement	2.1(b)(xii)
Merger Agreement 1	2.1(b)(iv)
Merger Agreement 2	2.1(b)(v)
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Mergers	2.1(b)(vi)
Post-IPO Contribution Agreement	2.1(c)(i)
Post-Reorg Company Members	2.1(b)(viii)
Pubco	Preamble
Registration Rights Agreement	2.1(b)(x)
Reorganization Transaction	2.1
Reorganization Transactions	2.1
Stockholders Agreement	2.1(b)(ix)
Subscription Agreement	2.1(b)(vi)
Tax Receivable Agreement	2.1(b)(ii)

1.3              Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Article II

THE REORGANIZATION

2.1              Transactions. Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto shall take the actions described in this Section 2.1 (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):

(a)               On or prior to the Pricing, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                 Pubco shall adopt and file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of Pubco, in the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”).

(ii)              The Board shall adopt amended and restated by-laws of Pubco in the form attached hereto as Exhibit B.

(b)               Immediately following Pricing and prior to the Form 8-A Effective Time, the applicable parties shall take the actions set forth below (or cause such actions to take place) in the order set forth below:

(i)                 GA Collections, together with certain of their affiliates, shall undertake an internal restructuring, as described on Exhibit C hereto.

(ii)              As a condition to the Mergers (as defined below), Pubco, the Blockers and certain of the Post-Reorg Company Members (other than Pubco) shall enter into a Tax Receivable Agreement in the form attached hereto as Exhibit D (the “Tax Receivable Agreement”).

(iii)            The Company shall sell to Pubco, and Pubco shall repurchase from the Company, all of the Company’s outstanding shares of Class A Common Stock for $100.

(iv)             Immediately following the transaction set forth in Section 2.1(b)(iii) above, pursuant to a Merger Agreement in the form attached hereto as Exhibit E (the “Merger Agreement 1”), (A) Merger Sub 1 shall merge with and into GA Blocker, with GA Blocker surviving the merger, and pursuant to which GA AIV-1 shall receive shares of Class A Common Stock and the right to receive payments under the Tax Receivable Agreement and (B) GA Blocker shall merge with and into Pubco, with Pubco surviving the merger.

(v)               Immediately following the transaction set forth in Section 2.1(b)(iv) above, pursuant to a Merger Agreement in the form attached hereto as Exhibit F (the “Merger Agreement 2”), (A) Merger Sub 2 shall merge with and into GAPCO Blocker, with GAPCO Blocker surviving the merger, and pursuant to which GAPCO AIV shall receive shares of Class A Common Stock and the right to receive payments under the Tax Receivable Agreement and (B) GAPCO Blocker shall merge with and into Pubco, with Pubco surviving the Merger (the mergers described in clauses (ii) and (iii), the “Mergers”).

(vi)             As a condition to receiving Company Common Units in the reclassification described in clause (viii)(x) below, each of the Post-Reorg Company Members (other than Pubco) shall enter into a Subscription Agreement in the form attached hereto as Exhibit G (the “Subscription Agreement”), whereby such Post-Reorg Company Member (each, a “Class B Subscriber”) shall subscribe for, and Pubco shall issue to each such Class B Subscriber upon payment therefor, the number of shares of Class B Common Stock equal to the number of Company Common Units set forth opposite such Post-Reorg Company Member’s name on the Company Member Schedule.

(vii)          As a condition to receiving Company Common Units in the reclassification described in clause (viii)(x) below, each of the Post-Reorg Company Members (other than Pubco) shall enter into an Exchange Agreement with the Company and Pubco in the form attached hereto as Exhibit H (the “Exchange Agreement”), whereby each such Post-Reorg Company Member shall be permitted to exchange with Pubco its Company Common Units and shares of Class B Common Stock, for shares of Class A Common Stock or cash, at Pubco’s option, as the managing member of the Company.

(viii)        The Company shall: (x) amend and restate its limited liability company agreement in the form attached hereto as Exhibit I (the “Company LLC Agreement”) so that, among other things, (I) all Class A Units, Class B Units, Class C Units and Class D Units outstanding as of immediately following Pricing shall be reclassified into the number of Company Common Units (rounded up or down to the nearest whole number) having a value equal to the amount that would have been distributed in respect thereof pursuant to Section 6.4(b) of the Existing Company LLC Agreement had the Company been liquidated on the date of the Pricing and gross proceeds from such liquidation been distributed to the members of the Company immediately following Pricing pursuant to Section 6.4(b) of the Existing Company LLC Agreement in an aggregate amount equal to the total equity value of all Class A Units, Class B Units, Class C Units and Class D Units immediately following Pricing that is implied by the IPO Price Per Share (with respect to each Class A Unit, Class B Unit, Class C Unit and Class D Unit, its “Hypothetical Liquidation Value”), as set forth on Exhibit A to the Company LLC Agreement; provided that certain of such Company Common Units will continue to be subject to vesting on terms set forth in the Management Holdco Equity Agreements pursuant to which such units were originally granted (as amended); (II) Pubco shall become the sole managing member of the Company and (III) after giving effect to the reclassification described in clause (I) above and the contribution and exchange described in clause (iii) below, each of the Persons (the “Post-Reorg Company Members”) listed on the Register of Members (as such term is defined in the Company LLC Agreement) (the “Company Member Schedule”) shall be or become members of the Company and shall own the number of Company Common Units set forth opposite such Post-Reorg Company Member’s name on the Company Member Schedule; and (y) as soon as reasonably practicable, provide written notice to each Post-Reorg Company Member setting forth the Hypothetical Liquidation Value attributable to the Class A Units, Class B Units, Class C Units and Class D Units previously held thereby and the resulting number of Company Common Units then owned thereby.

(ix)             Pubco and the GA Company Holders shall enter into a Stockholders Agreement in the form attached hereto as Exhibit J (the “Stockholders Agreement”).

(x)               Pubco, the GA Company Holders, EWC Holdings and the other parties thereto shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit K (the “Registration Rights Agreement”).

(xi)             Management Holdco shall reclassify each Class A Unit, Class B Unit, Class C Unit and Class D Unit (as such terms are defined in the Management Holdco LLC Agreement) outstanding as of the Pricing into a number of Management Holdco Common Units equal to the number of Company Common Units into which such Class A Units, Class B Units, Class C Units and Class D Units shall be reclassified pursuant to Section 2.1(b)(viii), provided that all such Management Holdco Common Units which result from the reclassification of Class B Units in Management Holdco that remained subject to contractual vesting conditions, as set forth in the Management Holdco Equity Agreement pursuant to which such interests were originally granted (as amended), will continue to be subject to the same vesting conditions.

(xii)          The Company and the Management Holdco Partners shall enter into a limited liability company agreement in the form attached hereto as Exhibit L (the “Management Holdco LLC Agreement”) so that, among other things, (I) each of the Management Holdco Partners shall own the number of Management Holdco Common Units set forth opposite such Management Holdco Partner’s name on the schedule set forth therein and (II) at any time after the date of the Exchange Agreement, subject to certain restrictions (including any transfer restrictions set forth in the Management Holdco Equity Agreements), each Management Holdco Partner can elect to (A) cause Management Holdco to distribute the vested Company Common Units indirectly owned by such Management Holdco Partner to such Management Holdco Partner (along with the corresponding shares of Class B Common Stock held indirectly by such Management Holdco Partner) in redemption of its corresponding Management Holdco Common Units, (B) exchange such Company Common Units and corresponding shares of Class B Common Stock for shares of Class A Common Stock or cash, at Pubco’s option, as the managing member of the Company, and (C) if such Management Holdco Partner receives shares of Class A Common Stock, transfer such shares of Class A Common Stock.

(xiii)        Pursuant to an Exchange and Redemption Agreement in the form attached hereto as Exhibit M (the “Exchange and Redemption Agreement”), Management Holdco shall distribute a number of Company Common Units, along with their corresponding Class B Common Stock, to certain members of Management Holdco who held Class C Units in the Company before the recapitalization in Section 2.1(b)(viii) (such members, the “Former Class C Unitholders”) in redemption of a corresponding number of Management Holdco Common Units.

(c)               Immediately following the IPO Closing, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                 Pursuant to a Contribution Agreement in the form attached hereto as Exhibit N (the “Post-IPO Contribution Agreement”), Pubco shall acquire a number of Company Common Units (rounded up or down to the nearest whole number) equal to the quotient of (A) the Primary Amount divided by (B) the IPO Price Per Share (such that the Company shall be responsible for the underwriting discount per share paid in the IPO Closing with respect to the Primary Amount); provided that for administrative convenience and subject to the following sentence, the net amount per Company Common Unit paid to the Company by Pubco shall be the Discounted Price. The aggregate purchase price for such Company Common Units will be paid in cash by Pubco to, or at the direction of, the Company; provided that Pubco may reduce the amount paid thereby by the amount of any IPO Offering Expenses borne by Pubco and not otherwise reimbursed.

(ii)              Using a portion of the proceeds from the IPO, (1) pursuant to a Purchase Agreement in the form attached hereto as Exhibit O-1 (the “Class C Purchase Agreement”), Pubco shall purchase from each of the Former Class C Unitholders the number of Company Common Units and shares of Class B Common Stock listed opposite their respective names on Schedule I thereto for an aggregate price of $20,000,000 and (2) pursuant to a Purchase Agreement in the form attached hereto as Exhibit O-2 (the “Company Holder Purchase Agreement”), Pubco shall purchase from each of the GA Company Holders and the other Persons party thereto the number of Company Common Units and shares of Class B Common Stock listed opposite their respective names on Schedule I thereto at a price of the Discounted Price per Company Common Unit.

2.2              Consent to Reorganization Transactions.

(a)               Each of the parties hereto hereby acknowledges, agrees and consents to all of the Reorganization Transactions. Each of the parties hereto shall take all reasonable action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Reorganization Transactions and the IPO.

(b)               The parties hereto shall deliver to each other, as applicable, prior to or at the time immediately following Pricing, each of the Reorganization Documents to which it is a party, together with any other documents and instruments necessary or appropriate to be delivered in connection with the Reorganization Transactions.

2.3              No Liabilities in Event of Termination; Certain Covenants.

(a)               In the event that the IPO is abandoned or, unless the Board, the Company and the GA Parties otherwise agree, the IPO Closing has not occurred by [_____], 2021, (a) this Agreement shall automatically terminate and be of no further force or effect except for this Section 2.3 and Sections 4.1, 4.2, 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 and (b) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other parties of any representation, warranty, covenant or agreement contained herein prior to such termination.

(b)                In the event that this Agreement is terminated for any reason after the consummation of any Reorganization Transaction, but prior to the consummation of all of the Reorganization Transactions, the parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof, including, without limitation, voting any and all securities owned by such party in favor of any amendment to any organizational document and in favor of any transaction or action necessary to re-establish such rights, powers and privileges and causing to be filed all necessary documents with any governmental authority necessary to reestablish such rights, preferences and privileges (it being understood and agreed that if such termination occurs subsequent to the events described in Section 2.1(b)(viii) hereof, the parties agree to amend the Company LLC Agreement so that the governance, transfer restrictions, liquidity rights and other related provisions therein with respect to Pubco, Pubco’s subsidiaries and Pubco’s and the Company’s securities correspond in all substantive respects with the provisions contained in the Existing Company LLC Agreement as in effect on the date hereof).

(c)               For the avoidance of doubt, each party hereto acknowledges and agrees that until the consummation of the Reorganization Transactions: (i) the parties hereto shall not receive or lose any voting, governance or similar rights in connection with this Agreement or the Reorganization Transactions and (ii) the rights of the parties hereto under the Existing Company LLC Agreement shall not be affected.

Article III

REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties. Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

(a)               The execution, delivery and performance by such party of this Agreement and of the applicable Reorganization Documents, to the extent a party thereto, has been or prior to the time immediately following Pricing will be duly authorized by all necessary action. If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation;

(b)               Such party has or prior the time immediately following Pricing will have the requisite power, authority, legal right and, if such party is an individual, legal capacity, to execute and deliver this Agreement and each of the Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be;

(c)               This Agreement and each of the Reorganization Documents to which it is a party has been (or when executed will be) duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; and

(d)               Neither the execution, delivery and performance by such party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such party of the transactions contemplated hereby or thereby, nor compliance by such party with the terms and provisions hereof or thereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if such party is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organizational documents of such party, (ii) constitute a violation by such party of any existing requirement of law applicable to such party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement or the applicable Reorganization Documents.

Article IV

MISCELLANEOUS

4.1              Amendments and Waivers. This Agreement (including the Exhibits) may be modified, amended or waived only with the written approval of Pubco, the Company and the GA Parties; provided, however, that any modification, amendment or waiver that would affect any other party hereto in a manner materially and disproportionately adverse to such party shall be effective against such party so materially and adversely affected only with the prior written consent of such party, such consent not to be unreasonably withheld or delayed. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding anything to the contrary in this Section 4.1, nothing in this Section 4.1 shall be deemed to contradict the provisions of Section 2.3 hereof.

4.2              Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

4.3              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the GA Parties addressed to it at:
c/o General Atlantic LLC
55 East 52nd Street, 33rd Floor
New York, NY 10055
Attention:	Christopher Lanning, Managing Director, Chief Legal Officer and General Counsel
Facsimile:	(212) 759-5708

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile:	(212) 757-3990
Attention:	Matthew W. Abbott
John C. Kennedy
Monica K. Thurmond
E-mail:	mabbott@paulweiss.com
jkennedy@paulweiss.com
mthurmond@paulweiss.com

If to Pubco, the Company or Management Holdco addressed to it at:

European Wax Center, Inc.
5830 Granite Parkway, 3rd Floor
Plano, TX 75024
Attention:	Gavin O’Connor, Chief Legal Officer

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile:	(212) 757-3990
Attention:	Matthew W. Abbott
John C. Kennedy
Monica K. Thurmond
E-mail:	mabbott@paulweiss.com
jkennedy@paulweiss.com
mthurmond@paulweiss.com

If to any other party, at the address, facsimile number or e-mail address specified for such party on the Company Member Schedule or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

4.4              Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.5              Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

4.6              Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

4.7              Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.3 shall be deemed effective service of process on such party.

4.8              WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.9              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.10          Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right, without posting a bond, to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

4.11          Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).

4.12          Expenses. Unless otherwise provided in the Reorganization Documents, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

IN WITNESS WHEREOF, the parties hereto have executed this Reorganization Agreement as of the date first above written.

EUROPEAN WAX CENTER, INC.

By:
Name:
Title:

EWC VENTURES, LLC

By:
Name:
Title:

EWC MANAGEMENT HOLDCO, LLC

By:
Name:
Title:

EWC HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

GA PARTIES:

EWC MERGER SUB 1, INC.

By:
Name:
Title:

EWC MERGER SUB 2, INC.

By:
Name:
Title:

GAPCO AIV INTERHOLDCO (EW), L.P.

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

GA AIV-1 B INTERHOLDCO (EW), L.P.

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC

By:	GA AIV-1 B Interholdco (EW), L.P.,
its sole member

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

GAPCO AIV BLOCKER (EW), LLC,

By:	GAPCO AIV Interholdco (EW), L.P.,
its sole member

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

GENERAL ATLANTIC (EW) COLLECTIONS, L.P.

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

GENERAL ATLANTIC PARTNERS AIV (EW), L.P.

By:	General Atlantic GenPar (EW), L.P.,
its general partner

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

GENERAL ATLANTIC GENPAR (EW), L.P.

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

OTHER MEMBERS:

Sanjeev Khanna

Govind Agrawald

[Signature Page to the Reorganization Agreement]